STOCKHOLDERS AGREEMENT

           STOCKHOLDERS AGREEMENT, dated October 7, 1997, among Standard Microsystems Corporation, a Delaware corporation ("SMSC"), Accton Technology Corporation, a Taiwan company ("Accton"), Global Business Investments (B.V.I.) Corp., a British Virgin Islands corporationt ("Purchaser"; SMSC and Purchaser sometimes to be referred to herein collectively as "Stockholders" or individually as a "Stockholder"), and AJJA, Inc., a Delaware corporation ("Company").

                  The parties agree as follows:

           1.  Voting.

                   a. Each Stockholder, Majority-Owned Subsidiary (as defined below) holding Shares, or other transferee referred to in Section 1.c. shall vote such person's shares of Company capital stock, whether now or hereafter held ("Shares"),

                           1)  such that (i) the total number of directors
constituting  Company's Board of Directors  ("Board") shall not exceed seven and
(ii) the Company's bylaws shall require the creation of standing Board audit and compensation committees, and

                           2) to elect to the Board one director designated by
SMSC, which director, at SMSC's request, shall also be elected to the audit and compensation committees and any executive or like committee having or exercising the power or authority of the Board.

Until SMSC shall otherwise designate, Paul Richman shall be the director elected pursuant to clause (2) of the preceding sentence.

                   b. This Section 1 shall terminate at such time as SMSC and its Majority-Owned Subsidiaries (collectively, sometimes to be referred to as "SMSC Holders") hold Shares representing fewer than 5% of the total number of votes that holders of Company capital stock shall be entitled to cast in an election of directors.

                   c. Until this Section 1 shall terminate, no Shares that at any time shall have been held by Accton or a Majority-Owned Subsidiary of Accton may be transferred, pursuant to Section 2.a, 2.b., or otherwise, except pursuant to a public offering, unless, prior to such transfer, the transferee shall have signed an instrument pursuant to which such transferee shall agree to be bound by this Section 1 and the last sentence of Section 5.a.

                   d. Each person bound by this Section agrees that a legend reading substantially as follows shall be noted conspicuously on any certificate evidencing Shares:

                   "Shares evidenced by this certificate must be voted in compliance with a Stockholders Agreement, dated [the date hereof], among Standard Microsystems Corporation, a Delaware corporation, and Global Business Investments (B.V.I.) Corp., a Britsh Virgin Islands corporation, as Stockholders, Accton Technology Corporation, a Taiwan company, and the Company."

           2. Sales of Shares. No Stockholder shall sell or otherwise transfer any Shares, except solely as provided in this Section 2.

                   a. A Stockholder may sell or otherwise transfer Shares to a Majority-Owned Subsidiary, as the term is defined in Securities and Exchange Commission ("SEC") Rule 12b-2, of such Stockholder, and a Majority-Owned
Subsidiary may sell or otherwise transfer Shares to such Stockholder or such Stockholder's Parent (as defined below), another Majority-Owned Subsidiary of such Stockholder or such Stockholder's Parent, if, prior to such transfer, any such transferee Majority-Owned Subsidiary shall have signed an instrument pursuant to which it shall have agreed to be bound by this Section. Such
Stockholder and any Majority-Owned Subsidiary holding Shares jointly and severally agree that, before such Majority-Owned Subsidiary shall cease to be such, it shall sell or otherwise transfer such Shares to such Stockholder or, in compliance with the terms hereof, to a Majority-Owned Subsidiary of such Stockholder or such Stockholder's Parent (as defined below). The "Parent" of a Stockholder means the Person of which such Stockholder is a Majority-Owned Subsidiary.

                  b. Should a Stockholder or Majority-Owned Subsidiary of a Stockholder holding Shares receive a bona fide offer from an unaffiliated third party ("Offeror") to purchase Shares for cash, which such Stockholder or Majority-Owned Subsidiary ("Seller") desires to accept, such Seller shall give notice (the "Notice Offer") to the other Stockholder ("Offeree Stockholder"), which Notice Offer shall identify the Offeror, set forth the material terms of the bona fide offer, and offer to sell such Shares to the Offeree Stockholder at the price and on substantially similar terms to those contained in the bona fide offer and on the terms hereinafter set forth. The Offeree Stockholder may accept the Notice Offer by acceptance delivered to Seller within 30 days from delivery of the Notice Offer (the "Acceptance Period"), and sale of the subject Shares to the Offeree Stockholder shall close within 10 days after delivery of such acceptance or as soon as practicable thereafter as may be required to obtain any required regulatory consents or approvals (the "Closing Period"). At such closing, Seller shall deliver a certificate representing the subject Shares, with all transfer stamps attached, and endorsed in blank or accompanied by a stock power executed in blank, with signatures guaranteed, against payment of the purchase price by wire transfer or official bank check, in immediately payable funds. Should Offeree Stockholder fail to deliver an acceptance or pay for the Shares within the respective periods provided, then, within 20 days after the expiration of the Acceptance Period, if Offeree Stockholder shall have failed to deliver an acceptance, or the Closing Period, if Offeree Stockholder shall have timely delivered an acceptance but failed timely to pay for the subject Shares, Seller may sell the subject Shares to Offeror on cash terms no less favorable to Seller than those set forth in the bona fide offer, if, as a condition to such transfer, such Offeror shall have signed an instrument pursuant to which it shall have agreed to be bound by this Section 2.

                   c. Each Stockholder or any Majority-Owned Subsidiary holding Shares agrees that a legend reading substantially as follows shall be noted conspicuously on any certificate evidencing Shares:

                  "Shares evidenced by this certificate may be sold or otherwise transferred only in compliance with a Stockholders Agreement, dated [the date hereof], among Standard Microsystems Corporation, a Delaware corporation and Global Business Investments (B.V.I.) Corp., a Britsh Virgin Islands corporation, as Stockholders, Accton Technology Corporation, a Taiwan company, and the Company."

                   d. Accton shall cause Purchaser or any other Majority- Owned Subsidiary of Accton that shall hold Shares to remain a Majority-Owned
Subsidiary of Accton for so long as Purchaser or such other Majority-Owned Subsidiary holds Shares.

                   e. This Section 2 shall terminate 10 years from the date hereof or immediately prior to the earlier consummation of an initial public offering of Company common stock registered with the SEC, underwritten on a firm-commitment basis, in which gross proceeds to Company shall be at least $10,000,000. This Section shall not apply to any sale of Shares pursuant to
Section 3.

                  3.  Registration Rights.

                   a. Company agrees, at its expense (excluding underwriting fees and commissions, which will be borne on a per share basis by all persons selling securities) to use best efforts to register for sale and cause to be sold, in the first public offering of its capital stock in which Shares shall be sold for the account of Accton or any Majority-Owned Subsidiary of Accton, a number of Shares held by SMSC Holders that shall bear the same ratio to the total number of Shares held by all SMSC Holders as the number of Shares to be sold for the account of Accton and its Majority-Owned Subsidiaries in such public offering shall bear to the total number of Shares held by Accton and its Majority-Owned Subsidiaries. Neither Company nor Accton shall enter into any agreement with any third party that would require Company to include such third party's Company capital stock in a public offering before SMSC Holders shall have been given the opportunity to have their Shares registered and sold pursuant to the preceding sentence.

                   b. Company shall give SMSC or any SMSC Successor at least 20 days' prior notice of filing of any registration statement in connection with a public offering referred to in Section 3.a; such notice shall also set forth the number of Shares proposed to be sold by Accton and its Majority-Owned Subsidiaries and that may be sold by SMSC Holders. SMSC shall, within 20 days thereafter, advise Company of the number of Shares, if any, to be sold by SMSC and its Majority-Owned Subsidiaries in such public offering pursuant to Section 3.a.

                   c. Company, Stockholders, and their Majority-Owned Subsidiaries, shall provide such information, in writing, as may be required, and otherwise cooperate in the conduct of any such public offering and in the preparation of any registration statement or other document required to be filed with the SEC or any other securities authority and shall enter into customary agreements among themselves and any underwriters, provided that no SMSC Holder shall have liability in respect of any statement contained in or omitted from any prospectus, registration statement, or like document, except insofar as such statement or omission shall have been made in reliance on a signed writing furnished by such SMSC Holder expressly for use in such document. Company, at its expense, shall provide SMSC or any SMSC Successor with such numbers of copies of prospectuses or other offering documents and registration statements or other filings and correspondence with the SEC or other securities authority as SMSC shall reasonably request and shall otherwise keep SMSC or such SMSC Successor informed of the progress of any such public offering or preparations therefor.

           4.  Preemptive/Maintenance Rights.

                   a. Should Company propose to issue equity securities or securities exchangeable for or convertible into equity securities for cash consideration, Company shall give notice (the "Company Notice") to SMSC, at least 30 days prior to the date of the proposed issuance, which Company Notice shall set forth such proposed date, identify the proposed purchasers, set forth the material terms of the proposed issuance, including a description of the securities, the total amount of securities proposed to be issued, and the purchase price per share or other unit, and offer to issue to SMSC Holders (instead of the proposed purchasers) an amount of such securities bearing the same proportion to the total number of such securities proposed to be issued as the amount of Shares held by SMSC Holders on the date of the Company Notice bears to the amount of Company capital stock outstanding as of such date, at the price and on substantially the same terms contained in the Company Notice. (If, as of the date of such notice, more than one class of capital stock shall be outstanding, and SMSC Holders' total percentage ownership of one class shall differ from their percentage ownership of any other class, the Board shall, in good faith, determine the amount of securities that shall be offered to SMSC Holders pursuant to the preceding sentence, taking into account conversion features, issuance prices, and other characteristics of the various classes, with the aim of affording SMSC Holders opportunity to purchase an amount of securities proportionate to their then current equity interest in Company.) SMSC Holders may accept such offer, with respect to all or any of the securities offered, by acceptance delivered to Company within 21 days from delivery of the Company Notice, and issuance of the securities to SMSC Holders shall occur concurrently with the issuance of the remaining securities to the proposed purchasers, on substantially the same terms set forth in the Company Notice. Should SMSC Holders timely fail to deliver an acceptance, Company may issue to the proposed purchasers all, but neither more nor less than all, of the total amount of securities proposed to be issued, as set forth in the Company Notice, on the issuance date set forth therein or within 10 business days thereafter, and otherwise only pursuant to the terms set forth therein. This Section 4.a shall not apply to issuances of Company common stock pursuant to employee stock options.

                   b. Should Company issue equity securities or securities exchangeable for or convertible into equity securities for consideration other than cash ("Noncash Issuance"), Company shall, within five days thereafter offer, on terms hereinafter set forth, to issue to SMSC Holders a number of shares or other units of such securities that, together with the amount of such securities held by SMSC as of the date of such Noncash Issuance, will bear the same ratio to the total amount of such securities that would be outstanding, assuming issuance of all the securities being offered to SMSC Holders, as the total number of Shares held by SMSC Holders shall have borne to the total amount of capital stock outstanding immediately prior to such Noncash Issuance. (If, immediately prior to such Noncash Issuance, more than one class of capital stock shall be outstanding, and SMSC Holders' total percentage ownership of one class shall differ from their total percentage ownership of any other class, the Board shall, in good faith, determine the amount of securities that shall be offered to SMSC Holders pursuant to the preceding sentence, taking into account conversion features, issuance prices, and other characteristics of the various classes, with the aim of affording SMSC Holders opportunity to purchase an amount of securities necessary to enable them to maintain their proportionate equity interest in Company.) The offer shall set forth the cash price per share or other unit at which such equity securities shall be offered to SMSC Holders, which cash price shall be determined in good faith by the Board to be equal to the per share consideration received pursuant to the Noncash Issuance. SMSC Holders may accept such offer, with respect to all or any of the securities offered, by acceptance delivered to Company within 21 days from delivery of the offer, and the issuance of the securities shall occur within five business days thereafter, against payment of the purchase price by wire transfer or official bank in immediately available funds. This Section 4.b shall not apply to issuances of Company common stock pursuant to exercise of employee stock options upon surrender of outstanding Company securities or exercise of stock appreciation rights ("SARs").

                   c. Should Company issue shares ("Excess Shares") of Company common stock pursuant to employee stock options for cash, upon surrender of outstanding Company securities, or upon exercise of SARs, that exceed in the aggregate 5% of the number of shares of Company common stock outstanding as of the date hereof, then within 15 days after the end of the Company fiscal quarter in which such Excess Shares shall have been issued and each succeeding fiscal quarter, Company shall offer to issue to SMSC Holders a number of shares of Company common stock that, together with the number of shares of Company common stock held by SMSC Holders at the beginning of such fiscal quarter, will bear the same ratio to the sum of the number of shares of Company common stock outstanding at the beginning of such fiscal quarter (or, if such fiscal quarter shall be the first fiscal quarter in which Excess Shares shall have been issued, the number of shares of Company common stock outstanding immediately before first issuance of an Excess Share) plus the number of Excess Shares issued during such fiscal quarter as the number of shares of Company common stock held by SMSC Holders at the beginning of such fiscal quarter shall have borne to the total number of shares of Company common stock outstanding at the beginning of such fiscal quarter. The purchase price per share for such offered common stock (which purchase price shall be stated in the offer) shall equal the weighted average price per share of options exercised during such fiscal quarter pursuant to which such Excess Shares shall have been issued. SMSC Holders may accept such offer, with respect to all or any of the common stock offered, by acceptance delivered to Company within 14 days from delivery of the offer, and closing of the issuance of the common stock shall occur within five business days thereafter, against payment of the purchase price by wire transfer or official bank check in immediately available funds.

                   d. This Section 4 shall not apply to any issuance of securities pursuant to or after consummation of an initial public offering of Company common stock registered with the SEC, underwritten on a firm-commit-ment basis, in which proceeds to Company shall be at least $10,000,000.

                  5.  Miscellaneous.

                   a. Company shall not register transfer of any Shares, unless sale or transfer thereof shall have been made in compliance with the terms hereof. Any reference to Shares or other capital stock held or outstanding as of a particular date shall include any Shares or other capital stock issued in respect thereof after such date as a result of any stock split, dividend, reverse stock split, merger, reorganization, recapitalization, or the like. Company shall, at all times, reserve adequate amounts of capital stock necessary for it to fulfill its obligations hereunder. Any owner of capital stock bound by any provision of this Agreement shall vote its Company shares from time to time to authorize Company capital stock sufficient for Company to maintain such reserves.

                   b. This Agreement sets forth the entire agreement of the parties respecting the subject matter hereof and may not be amended orally, and no right or obligation of any party may be altered, by act, failure to act, or otherwise, except as expressly set forth in a writing signed by such party. This Agreement shall be governed in all respects by the laws of the State of Delaware. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. This Agreement may be signed in several counterparts.

                   c. Any notice authorized to be given hereunder shall be given in accordance with the notices provision of the Stock Purchase Agreement dated September 30, 1997 among the parties hereto and the subsidiaries of SMSC party thereto (the "Stock Purchase Agreement"),

                           d.   Any person bound hereby shall promptly submit
any dispute, claim, or controversy arising out of or relating to this Agreement to binding arbitration in accordance with the arbitration provisions of the Stock Purchase Agreement. This Section 5.d shall not prevent a party from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision of this Agreement, including any refusal to submit to arbitration in accordance herewith; provided that the determination whether such breach or threatened breach shall have occurred and the remedy therefor (other than with respect to such preliminary or temporary relief) shall be made by arbitration pursuant to this Section 5.d.

                   e. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any agreement contemplated hereby.

                   f. The unsuccessful party to any court or other proceeding arising out of this Agreement that is not resolved by arbitration under 5.d shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 5.f and elsewhere in this Agreement, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

                   g. Each person bound hereby acknowledges that such person's breach or threatened breach of this Agreement would cause irreparable injury for which money damages would be an inadequate remedy and agrees not to assert as a defense to a claim for equitable relief with respect to such breach or threatened breach the adequacy of money damages.

           IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first written above.

     STANDARD MICROSYSTEMS            ACCTON TECHNOLOGY
       CORPORATION                      CORPORATION




     By:  Paul Richman, Chairman      By:  Ernest D. Baker,
          and CEO                          Attorney-in-Fact



     AJJA Inc.                        GLOBAL BUSINESS INVESTMENTS
                                        (B.V.I.) CORP.



     By:  Lance Murrah,               By:  Ernest D. Baker,
          President                        President